      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 2000
                                                          REGISTRATION NO. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 --------------

                            CORPAS INVESTMENTS, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           FLORIDA                                             59-2890565
-------------------------------                          ----------------------
(State or other jurisdiction of                              (IRS Employer
 incorporation or organization)                          Identification Number)


                             1640 5TH STREET, #218
                         SANTA MONICA, CALIFORNIA 90405
              ----------------------------------------------------
                    (Address of Principal Executive Offices)


                             STOCK OPTION AGREEMENT
                    ----------------------------------------
                            (Full title of the Plan)


                            -----------------------


                                  ROSS A. LOVE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            CORPAS INVESTMENTS, INC.
                             1640 5TH STREET, #218
                         SANTA MONICA, CALIFORNIA 90401
               --------------------------------------------------
                    (Name and address of agent for service)


                                 (310) 392-5640
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)
                                    Copy to:
                            Randolph H. Fields, Esq.
                            Greenberg Traurig, P.A.
                      111 North Orange Avenue, 20th Floor
                             Orlando, Florida 32801
                                 (407) 420-1000


                              -------------------


                        CALCULATION OF REGISTRATION FEE

================================== ========================= ========================= ========================= ==================
                                                                 Proposed maximum              Proposed
       Title of securities               Amount to be             offering price          maximum aggregate          Amount of
        to be registered                  registered              per share (1)           offering price (1)      registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common stock,                              400,000
   $.001 par value................          shares                    $1.50                    $600,000               $158.40
================================== ========================= ========================= ========================= ==================

(1) The registration fee was computed at the option exercise price in accordance with Rule 457(h).

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

         (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999;

         (b) the Registrant's Definitive Proxy Statement dated March 30, 2000 relating to a Special Meeting of Shareholders held on April 21, 2000;

         (c) the Registrant's Current Report on Form 8-K/A filed on March 3, 2000 amending the Registrant's Current Report on Form 8-K filed December 9, 1999;

         (d)      the Registrant's Current Report on Form 8-K filed March 21,
                  2000;

         (e) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement on Form 10-SB under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 000-30100).

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Greenberg Traurig, P.A., 111 N. Orange Avenue, 20th Floor, Orlando, Florida 32801. Attorneys who are partners or employed by Greenberg Traurig, P.A. own directly or indirectly 1,213,000 shares of Registrant's common stock.

         The financial statements and schedules incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Meeks, Dorman & Company, P.A., independent certified public accountants, to the extent and for the periods indicated in their report, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors, officers, employees and agents to the extent provided in such statute. Under the Florida Business Corporation Act, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act unless (i) the director breached or failed to perform his duties as a director and (ii) a director's breach of, or failure to perform, those duties constitutes (1) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (3) a circumstance under which an unlawful distribution is made, (4) in a derivative proceeding, conscious disregard for the best interest of the corporation or willful misconduct, or (5) in a non-derivative proceeding, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director of officer against any liability asserted against him and incurred by him in his capacity or arising out of his status as a director, whether or not the corporation would have the power to indemnify him against such liability under the Florida Business Corporation Act.

         The Registrant's Articles of Incorporation, as amended provide that:
(a) to the fullest extent permitted by law, no director or officer of the Registrant shall be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders; and
(b) the Registrant shall have the power, in its by-laws or in any resolution of



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

its shareholders or directors to undertake to indemnify the officers and directors of Registrant against any contingency or peril as may be determined to be in the best interest of Registrant, and in conjunction therewith, to procure, at Registrant's expense, policies of insurance. In addition, the Registrant maintains directors' and officers' liability insurance under which Registrant's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or controlling persons of Registrant, pursuant to the foregoing provisions or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission (the "Commission"), such indemnification is against public policy as expressed in the 1933 Act, and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS

         See "Exhibit Index" on page 5.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           To include any material information with respect to
the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on May 10, 2000.

                                          CORPAS INVESTMENTS, INC.

                                          By: /s/ Ross A. Love
                                          ------------------------------------
                                          Ross A. Love
                                          Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ross A. Love and Edward Z. Estrin his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                      TITLE                                   DATE
               ---------                                      -----                                   ----
/s/ Ross A. Love                          Chairman, Chief Executive Officer and Director          May 10, 2000
---------------------------------------   (principal executive officer)
    Ross A. Love

/s/ Edward Z. Estrin                      Director and Chief Financial Officer (principal         May 10, 2000
---------------------------------------   financial and accounting officer)
    Edward Z. Estrin

/s/ Gene Fein                             President and Director                                  May 10, 2000
---------------------------------------
    Gene Fein

/s/ D. Lawrence Ribley                    Director                                                May 10, 2000
---------------------------------------
    D. Lawrence Ribley

/s/ Marvin Scaff                          Director                                                May 10, 2000
---------------------------------------
    Marvin Scaff





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

                                 EXHIBIT INDEX


EXHIBIT                                                              SEQUENTIAL
NUMBER                           DESCRIPTION                          PAGE NO.
------                           -----------                          --------

  4.1       Registrant's Articles of Incorporation (1)

  4.2       Registrant's Amendment to Articles of Incorporation (1)

  4.3       Registrant's Bylaws (2)

  5.1       Opinion of Greenberg Traurig, P.A.

 23.1       Consent of Meeks, Dorman & Company, P.A.

 23.2 Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)

 24 Power of Attorney is included in the Signatures section of this Registration Statement

 99.1 Consulting Services Agreement by and between John Clayton and Registrant

 99.2       Stock Option Agreement for John Clayton

 99.3       2000 Equity Incentive Compensation Plan (3)
------------

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form 10-SB (No. 000-30100).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form 10-SB (No. 000-30100).

(3) Incorporated by reference to Registrant's definitive proxy statement dated March 30, 2000 relating to a special shareholders' meeting held on April 21, 2000.


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